UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2330 NW Everett St. Portland, Oregon		97210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2014, Elliot A. Sainer, a member of the Board of Directors (the “Board”) of Semler Scientific, Inc. (the “Company”), notified the Board of the Company of his resignation from the Board, including from its Audit Committee and Nominating Committee, effective as of May 8, 2014. Mr. Sainer’s decision to resign did not involve any disagreement with the Company, the Company’s management or the Board. The Board accepted Mr. Sainer’s resignation on May 8, 2014.

On May 8, 2014, upon the recommendation of the Nominating Committee of the Board, the Board appointed Wayne T. Pan, MD, Ph.D., age 51, to fill the vacancy created by the departure of Mr. Sainer and to serve as a director of the Company until the next annual meeting of stockholders or until his successor is elected and qualified. Dr. Pan was also appointed by the Board upon the recommendation of the Nominating Committee to serve as a member of the Audit Committee and the Nominating Committee.

Dr. Pan has over 20 years of broad healthcare industry experience from clinical medicine, to managed care, and health information technology. Since August 2012, Dr. Pan has been Chief Medical Officer at Thrasys, Inc., a global healthcare technology company that provides a cloud-based platform upon which healthcare delivery systems and provider organizations can build high quality, person-centered accountable care communities. Between October 2010 and July 2012, Dr. Pan was concurrently the Chief Medical Informatics Officer for Health Access Solutions, a health care software development company and Chief Medical Officer of Pacific Partners Management Services, Inc., a medical management services company serving medical groups in northern California with over 50,000 covered lives. Prior to that, between September 2009 and February 2010, he served as Chief Medical Officer for Affinity Medical Solutions, LLC, a medical management services organization serving independent physicians association clients and managing commercial and Medicare Advantage members. Dr. Pan has also served as Chief Medical Officer between June 2008 and August 2009 for Alameda Alliance for Health, a local initiative health plan with Medicaid, Medicare Advantage Dual Eligible SNP and IHSS plans, and as an Advisory Chief Medical Officer at a data analytics start-up focused on big data issues in healthcare in 2007-2008. Dr. Pan completed his undergraduate studies in Biology at Johns Hopkins University, his MD and Ph.D. degrees concurrently at Mt. Sinai School of Medicine and he has an MBA from the Wharton School of the University of Pennsylvania.

On May 14, 2014, the Company issued a press release with respect to the foregoing, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description
99.1	Press Release of Semler Scientific, Inc., dated May 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Dan Conger
	Name:	Dan Conger
	Title:	VP Finance

Date: May 14, 2014